UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 1, 2013, Biglari Holdings Inc. entered into the following agreements with Sardar Biglari, its Chairman and Chief Executive Officer:  (i) a Stock Purchase Agreement, (ii) a Shared Services Agreement with Biglari Capital Corp., general partner of The Lion Fund, L.P. and the newly-formed The Lion Fund II, L.P., and (iii) a First Amendment to the Amended and Restated Incentive Bonus Agreement, dated September 28, 2010, with Mr. Biglari.  The transactions contemplated thereby were unanimously approved by the independent Governance, Compensation and Nominating Committee of the Board of Directors of the Company (the “Committee”), which retained separate counsel, tax/accounting advisors, an independent compensation consultant, and a financial advisor to assist the Committee in the structuring, evaluation, and negotiation of such transactions.

Taken together, the agreements provide for the following transactions:

•	The contribution of investments held by BH to the Lion Fund and the Lion Fund II. In return, BH received limited partner interests in each of these investment partnerships.

•
Biglari Capital’s distribution of substantially all of its partnership interests in the Lion Fund (including its adjusted capital balance) to BH.  As a result, Biglari Capital maintained solely a general partner interest in each of the Lion Fund and the Lion Fund II.

•	The sale of Biglari Capital by BH to Mr. Biglari for a purchase price of $1,700,000.

•
The execution of the Shared Services Agreement pursuant to which BH will provide certain services to Biglari Capital in exchange for an increase in BH’s and its subsidiaries’ hurdle rate above that of other limited partners (6% vs. 5%) with respect to BH’s and its subsidiaries’ limited partner interests in the Lion Fund and the Lion Fund II.  The hurdle rate is the threshold annualized return for limited partners of each of the Lion Fund and the Lion Fund II above which Biglari Capital, as general partner of each, is entitled to receive an incentive reallocation.

•
The modification of the Incentive Bonus Agreement between BH and Mr. Biglari to give effect to the transactions, inter alia, by providing that Mr. Biglari’s incentive compensation will thereafter be calculated without reference to any investments by BH and its subsidiaries in investment partnerships (including the Lion Fund and the Lion Fund II), of which Biglari Capital or Mr. Biglari is the general partner.

The transactions were entered into by BH to, among other things, (a) reduce regulatory burdens related to investments, (b) improve cash management, (c) foster an enhanced understanding of BH and mitigate conflicts of interest through the separation and clear demarcation of BH from the Lion Fund, and (d) simplify the Incentive Bonus Agreement. As a result of these transactions, investments are now generally conducted through investment partnerships managed by Mr. Biglari.

Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, BH sold all the shares of Biglari Capital to Mr. Biglari for a purchase price of $1,700,000 in cash (the “Biglari Capital Transaction”).  The Stock Purchase Agreement contains customary representations, warranties and indemnities.

Prior to the execution and delivery of the Stock Purchase Agreement, Biglari Capital distributed to the Company substantially all of Biglari Capital’s partnership interests in the Lion Fund (including, without limitation, Biglari Capital’s adjusted capital balance in its capacity as general partner of the Lion Fund, which totaled approximately $5.8 million).  Biglari Capital thus retained solely a general partner interest in each of the Lion Fund and the Lion Fund II at the time of the Biglari Capital Transaction.  In addition, BH contributed securities owned by it to the Lion Fund and the Lion Fund II in exchange for limited partner interests in each of these investment partnerships.  BH will maintain an interest in the contributed securities through its limited partner interests in the Lion Fund and the Lion Fund II, but without the associated costs under the Incentive Bonus Agreement with Mr. Biglari, as explained further below.  The contribution of securities to the Lion Fund and the Lion Fund II was enacted in order to achieve a clear delineation on a forward-going basis between the roles of BH – which will own companies in their entirety – and the Lion Fund and the Lion Fund II – which will own companies in part, i.e., through their investments in securities.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 for this Current Report on Form 8-K and incorporated herein by reference.

Mr. Biglari is the Chairman and Chief Executive Officer of both the Company and of Biglari Capital.  Philip L. Cooley, Vice Chairman of the Board of the Company, is an advisory director of Biglari Capital.  Mr. Biglari, together with his affiliates, Dr. Cooley and Kenneth R. Cooper, a director of the Company and Chairman of the Committee, have made investments in the Lion Fund, which are not subject to special profits, interest allocations, or incentive allocations.  However, Mr. Biglari, as a limited partner in the Lion Fund, does not pay an incentive allocation fee.  The Lion Fund owns 203,357 shares of the Company’s common stock as of the date hereof.

Shared Services Agreement

In connection with the Biglari Capital Transaction, BH and Biglari Capital entered into the Shared Services Agreement pursuant to which BH will provide certain services to Biglari Capital, including use of space at the Company’s corporate headquarters in San Antonio, in exchange for a 6% hurdle rate for BH and its subsidiaries (as compared to a 5% hurdle rate for all other limited partners) in order to determine the incentive reallocation to Biglari Capital, as general partner of the Lion Fund and the Lion Fund II, under their respective partnership agreements.  The incentive reallocation to Biglari Capital is equal to 25% of the net profits allocated to the limited partners in excess of their applicable hurdle rate. The Shared Services Agreement runs for an initial five-year term, and automatically renews for successive five-year periods, unless terminated by either party effective at the end of the initial or renewed term, as applicable.  The term of the Shared Services Agreement coincides with the lock-up period for the Company’s investments in the Lion Fund and the Lion Fund II under their respective partnership agreements.

The foregoing summary of the Shared Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shared Services Agreement, which is filed as Exhibit 10.2 for this Current Report on Form 8-K and incorporated herein by reference.

Incentive Agreement Amendment

Also in connection with the Biglari Capital Transaction, BH and Mr. Biglari entered into the Incentive Agreement Amendment, which amends the Amended and Restated Incentive Bonus Agreement with Mr. Biglari to reflect and give effect to the Biglari Capital Transaction and to more closely tie Mr. Biglari’s incentive compensation to the Company’s operating earnings, while excluding unrealized gains and earnings on investments held by outside investment partnerships from the calculation of the incentive bonus.  The Incentive Agreement Amendment makes assertions as follows:

•
With respect to the Company’s fiscal year ending September 25, 2013 (“fiscal 2013”) only, provides for Mr. Biglari’s incentive compensation to be calculated by reference to the periods (i) from the beginning of fiscal 2013 to the closing of the Biglari Capital Transaction and (ii) from the closing of the Biglari Capital Transaction to the end of fiscal 2013.  Any decrease in adjusted book value attributable to a decline in operating earnings during this latter period will be offset against adjusted book value for the former period in determining Mr. Biglari’s incentive compensation.

•
Excludes from the calculation of BH’s adjusted book value, and therefore from the calculation of Mr. Biglari’s incentive compensation, commencing with the period after the closing of the Biglari Capital Transaction, any realized or unrealized gains or losses, earnings and all other amounts attributable to any investments by BH and its subsidiaries in “Outside Investment Partnerships,” defined as investment partnerships (or the equivalent) in which BH or a subsidiary is a limited partner (or the equivalent) and Mr. Biglari or his affiliate (other than BH or a subsidiary) is the general partner (or the equivalent).  As a result of the Biglari Capital Transaction, the Lion Fund and the Lion Fund II now constitute Outside Investment Partnerships and all amounts attributable to their investments in securities (including the securities contributed by BH) will be excluded from the calculation of Mr. Biglari’s incentive compensation.

•
Provides for the “high water mark” in the Incentive Bonus Agreement to be adjusted to give effect to the Biglari Capital Transaction, commencing with the period after the closing of the Biglari Capital Transaction.  The calculation of the high water mark would thus exclude (a) BH’s and its subsidiaries’ investments in Outside Investment Partnerships, (b) gains/losses (realized or unrealized) and earnings on the securities contributed to the Outside Investment Partnerships, prior to their date of contribution, as well as the aggregate cost to acquire such securities, and (c) any other items on BH’s consolidated balance sheet related to consolidated affiliated partnerships.

The foregoing summary of the Incentive Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Agreement Amendment, which is filed as Exhibit 10.3 for this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 regarding the Stock Purchase Agreement and the Biglari Capital Transaction is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 regarding the Incentive Agreement Amendment is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(b) and (d)                      Pro Forma Financial Information; Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of July 1, 2013, by and between Biglari Holdings Inc. and Sardar Biglari
10.2	Shared Services Agreement, dated as of July 1, 2013, by and between Biglari Holdings Inc. and Biglari Capital Corp.
10.3	First Amendment, dated as of July 1, 2013, to the Amended and Restated Incentive Bonus Agreement, dated as of September 28, 2010, by and between Biglari Holdings Inc. and Sardar Biglari
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2013	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of July 1, 2013, by and between Biglari Holdings Inc. and Sardar Biglari
10.2	Shared Services Agreement, dated as of July 1, 2013, by and between Biglari Holdings Inc. and Biglari Capital Corp.
10.3	First Amendment, dated as of July 1, 2013, to the Amended and Restated Incentive Bonus Agreement, dated as of September 28, 2010, by and between Biglari Holdings Inc. and Sardar Biglari
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information